UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2018

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 2, 2018, the Compensation Committee (“Committee”) of the Board of Directors of SPS Commerce, Inc. (the “Company”) approved a new form performance stock unit (“PSU”) award agreement to be used for PSU awards under the Company’s 2010 Equity Incentive Plan, as amended (the “Plan”). Under the terms of the Plan and the PSU award agreement, an award of PSUs is expressed in terms of a target number of PSUs, a percentage of which (ranging from 0% to a specified percentage) are capable of being earned and vested over a specified performance period depending on the Company’s performance during such performance period and the award recipient’s continued employment. The specific terms and conditions of PSU awards, including the performance measures utilized, will be determined by the Committee in accordance with the Plan. The form PSU award agreement approved by the Committee is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Plan was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Form of Performance Stock Unit Agreement under the Company’s 2010 Equity Incentive Plan to be used for awards beginning in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: February 7, 2018	By:	/s/ KIMBERLY K. NELSON
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer